EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact:
Raj Denhoy
415-828-1044
rdenhoy@establishmentlabs.com

Establishment Labs Announces Appointment of Leslie Gillin to Board of Directors

SANTA BARBARA, Calif., December 10, 2021 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced the appointment of Leslie Gillin to its Board of Directors, effective immediately.

“We are very pleased to welcome Leslie to the Board of Establishment Labs,” said Juan José Chacón-Quirós, Founder and CEO of Establishment Labs. “She is extraordinarily accomplished in consumer marketing and finance, and her experience and insights will be invaluable as we continue to transform our industry by engaging directly with patients and by advancing new business and payment models.”

“I couldn’t be more excited to join the Board of Establishment Labs,” said Leslie Gillin. “Having highly differentiated products that deliver a much better patient experience in an industry that has been commoditized affords us opportunities to market in ways that have not been previously possible,” she continued. “Our minimally invasive technologies are also a wholly unique opportunity that will allow us to increase the market significantly and to improve the health and lives of women around the world. Direct to consumer strategies and financing programs are going to be essential to unlocking the potential of these new technologies.”

Mrs. Gillin has spent the last 30 years in senior marketing, product management, and business development roles. She is currently the Chief Growth Officer of Pagaya. Pagaya is a financial technology company leveraging sophisticated AI-driven credit and analysis technology to enable the credit industry to deliver their customers a positive experience while simultaneously enhancing the broader credit ecosystem. Prior to Pagaya, she served as the Chief Marketing Officer of JPMorgan Chase, where her responsibilities included leading firmwide marketing strategy for brand media, advertising, digital marketing, sponsorships and customer research and insights. Prior to Chief Marketing Officer, Mrs. Gillin was President of the Chase Co-Brand Cards Portfolio, where she grew the portfolio to the largest of its kind in the world. Prior to JPMorgan Chase, Mrs. Gillin was the Chief Marketing Officer of Citibank’s Global Consumer Bank, accountable for driving business growth across 18 countries. Mrs. Gillin has also held executive roles at Citigroup, Bank of America, and MBNA. She was named a Top 25 CMO to Watch by Business Insider in 2020.

About Establishment Labs
Establishment Labs Holdings Inc. is a global medical technology company dedicated to improving women’s health and wellness. The company’s initial focus is breast health, principally breast aesthetics and reconstruction. Establishment Labs offers a portfolio of advanced silicone gel-filled breast implants, branded as Motiva Implants® that include a number of innovative and patented features designed to deliver improved aesthetic and clinical outcomes. Since commercial launch in 2010, more than 1.8 million Motiva Implants® have been delivered to plastic surgeons in over 80 countries. The company also offers or has under development a number of related products and technologies, including the Motiva Flora® tissue expander and Motiva MIA®, the company’s minimally invasive breast enhancement procedure. In 2018, Establishment Labs received an investigational device exemption (IDE) from the FDA for the Motiva Implant® and began a clinical trial to support regulatory approval in the United States. Motiva Implants® are manufactured at the company’s two facilities in Costa Rica, which are compliant with all applicable regulatory standards under ISO13485:2016 and FDA 21 CFR 820 under the MDSAP program. Please visit our website for additional information at www.establishmentlabs.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company’s quarterly report on Form 10-Q filed on November 9, 2021, and other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.